[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L G R O U P, I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP TO PRESENT AT BEAR STEARNS CONFERENCE

LEBANON, Tenn. (February 21, 2007) - CBRL Group, Inc. (“CBRL” or the “Company”) (Nasdaq: CBRL) will be participating in the Bear Stearns 13th Annual Retail, Restaurants, and Consumer Conference to be held in New York City at Bear Stearns World Headquarters, 383 Madison Avenue at 47th Street. The Company’s presentation will begin at 8:15 a.m. Eastern time on Wednesday, February 28, 2007. Chairman, President and Chief Executive Officer Michael A. Woodhouse and Senior Vice President, Finance and Chief Financial Officer Lawrence E. White will be speaking at the conference.

A simulcast of the presentation will be available in the Events area under the Investor Relations heading on the Company’s website—cbrlgroup.com. To access the live simulcast of the presentation, please go to the Company’s website at least 15 minutes prior to the presentation to download and install any necessary audio software. An online replay of the presentation will be available for two weeks following the conference.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 555 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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